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                                 VANSTAR CORPORATION

                        1996 STOCK OPTION/STOCK ISSUANCE PLAN

                                      ARTICLE I

                                  GENERAL PROVISIONS

A.   PURPOSE

     1. This 1996 Stock Option/Stock Issuance Plan (the "Plan") is intended to promote the interests of Vanstar Corporation, a Delaware corporation (the "Corporation"), by providing a method whereby eligible individuals who provide valuable services to the Corporation (or its Parent or Subsidiary corporations) may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and continue to render services to the Corporation (or its Parent or Subsidiary corporations).

     2. For purposes of the Plan, the following provisions shall be applicable in determining the Parent and Subsidiary corporations of the
Corporation:

          (a) Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a Parent ("Parent") corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (b) Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a Subsidiary ("Subsidiary") of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. However, for purposes of any NSO grants made under Article II and direct share issuances made under Article III, the term subsidiary shall also include any other corporation, partnership, joint venture or other business entity of which the Corporation owns, directly or indirectly through another subsidiary corporation, a fifty percent (50%) or greater interest in voting power, capital or profits.

B.   STRUCTURE OF THE PLAN

     1. The Plan shall be divided into two separate components: the Option Grant Program (the "Option Grant Program") specified in Article II and the Stock Issuance Program (the "Stock Issuance Program") specified in Article III.

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     2.  Under the Option Grant Program, eligible individuals may be granted options to purchase shares of Common Stock. Each person to whom an option is granted under the Option Grant Program is referred to herein as an "Optionee."

     3. Under the Stock Issuance Program, eligible individuals may be issued shares of Common Stock directly, either through the immediate purchase of such shares from the Corporation or as a bonus tied to the performance of services or the Corporation's attainment of financial objectives, without any cash payment required of the recipient. Such shares may be fully vested when issued or may vest over time. Each person to whom shares are issued under the Stock Issuance Program is referred to herein as a "Participant."

     4. The provisions of Articles I and IV of the Plan shall apply to both the Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals in the Plan.

C.   ADMINISTRATION OF THE PLAN

     1. The Corporation's Board of Directors (the "Board"), its Executive Committee or a committee (the "Committee") of two or more Board members shall administer the Plan. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. When used in this Plan, the term "Plan Administrator" shall mean the Board, the Executive Committee or the Committee, as the case may be, administering the Plan at the time in question.

     2. The Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option grants or share issuances as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option or share issuance.

     3. The Plan Administrator may delegate any or all of its authority and duties under the Plan to the Chief Executive Officer or to any other senior officer or officers of the Corporation under such terms and conditions as the Plan Administrator may establish; provided, however, that only the Plan Administrator may approve option grants and share issuances to participants who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Corporation.

D.   OPTION GRANTS AND SHARE ISSUANCES

     1. The persons eligible to receive option grants pursuant to the Option Grant program and/or share issuances under the Stock Issuance Program shall be officers, directors and employees of, and consultants to, the Corporation (or its Parent or Subsidiary corporations).


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     2.  The Plan Administrator shall have full authority to determine, (i)
with respect to the option grants made under the Plan, which eligible individuals are to receive option grants, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option (an "ISO") which satisfies the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a non-qualified stock option (an "NSO") not intended to meet such requirements, the time or times at which each granted option is to become exercisable, the vesting schedule (if any) applicable to the shares purchasable under the option, the exercise price of such option and the maximum term for which the option may remain outstanding, and (ii) with respect to share issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares, and the consideration to be paid by the individual for such shares.

     3. The Plan Administrator shall have the absolute discretion either to grant options in accordance with Article II of the Plan or to effect share issuances in accordance with Article III of the Plan.

E.   STOCK SUBJECT TO THE PLAN

     1. The stock issuable under the Plan shall be shares of the Corporation's authorized and unissued or reacquired common stock, $.001 par value (the "Common Stock"). The maximum number of shares which may be issued over the term of the Plan shall not exceed 3,300,000 shares. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of Section E.3. of this Article I.

     2. Shares subject to the unexercised portion of any outstanding options under the Plan which expire or terminate prior to exercise in full or which are otherwise cancelled in accordance with the cancellation-regrant provisions of Section D of Article II shall be available for subsequent option grants or stock issuances under the Plan. Shares subject to outstanding options shall NOT be available for subsequent option grants under the Plan to the extent options are surrendered in accordance with the stock appreciation right provisions of Section E of Article II. Shares issued under either the Option Grant Program or the Stock Issuance Program (whether as vested or unvested shares) and repurchased by the Corporation shall NOT be available for subsequent option grants or stock issuances under the Plan.

     3. In the event any change is made to the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the option price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.


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     4.  Common Stock issuable under the Plan, whether under the Option Grant
Program or the Stock Issuance Program, may be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Plan Administrator.

                                   ARTICLE II

                              OPTION GRANT PROGRAM

A.   TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either ISOs or NSOs. Individuals who are not Employees (as defined in subsection 3.(b) below) may only be granted NSOs. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; PROVIDED, HOWEVER, that each such instrument shall comply with the terms and conditions specified in Sections A and C of this Article II. Each instrument evidencing an ISO shall, in addition, be subject to the applicable provisions of Section B of this Article II.

         1.  OPTION PRICE.

             (a) The option price per share shall be fixed by the Plan Administrator.

             (b) The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Article IV, Section A, be payable in cash or check drawn to the Corporation's order. Should the Corporation's outstanding Common Stock be registered under Section 12 of the Exchange Act at the time the option is exercised, then the option price may also be paid as follows:

                  (i) in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as defined herein); or

                  (ii) through a special sale and remittance procedure pursuant to which the Optionee is to provide irrevocable written instructions (i) to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and state income and employment taxes required to be withheld by the Corporation by reason of such purchase and (ii) concurrently to the Corporation or, if instructed by the Corporation, to the transfer agent for the Common Stock, to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.


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The Exercise Date shall be the date on which the Corporation shall have received an executed stock purchase agreement for the purchased shares, in form and substance satisfactory to the Corporation. Except to the extent such sale and remittance procedure above is used in connection with the option exercise, payment of the option price for the purchased shares plus all applicable Federal and state income and employment taxes required to be withheld by the Corporation by reason of such purchase must accompany the stock purchase agreement.

             (c) The fair market value per share of Common Stock on any relevant date under the Plan shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the NASDAQ National Market System ("NASDAQ"), the fair market value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through NASDAQ or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the fair market value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the fair market value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded on NASDAQ, or if the Plan Administrator determines that the value determined pursuant to subparagraphs (i) and (ii) above does not accurately reflect the fair market value of the Common Stock, then such fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

         2. TERM AND EXERCISE OF OPTIONS. Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the stock option agreement evidencing such option. However, no option granted under the Plan shall have a term in excess of ten (10) years from the grant date. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution following the Optionee's death.




                                      -5-
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         3.  TERMINATION OF SERVICE.

             (a) The following provisions shall govern the exercise period applicable to any options held by the Optionee at the time of cessation of service with the Corporation ("Cessation of Service") or death.

                  (i) The option shall, to the extent it is not otherwise at the time exercisable for vested shares of Common Stock, immediately terminate and cease to be outstanding upon the Optionee's Cessation of Service.

                  (ii) Should the Optionee cease to remain in Service (as hereinafter defined) for any reason other than death or permanent disability, then the period during which each outstanding option held by such Optionee is to remain exercisable shall be limited to the three (3) month period following the date of such Cessation of Service.

                  (iii) In the event such Service terminates by reason of permanent disability (as defined in Section 22(e)(3) of the Code) or should the Optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable (to the extent exercisable at the effective time of such termination) shall be limited to the twelve (12) month period following the date of the Optionee's Cessation of Service or death. During the limited exercise period following the Optionee's death, the option may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                  (iv) Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

                  (v) During the applicable post-Service exercise period, the option may not be exercised for more than the number of option shares (if any) in which the Optionee is vested at the time of Cessation of Service. Upon the expiration of such post-Service exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not otherwise been exercised.

                  (vi) Should (A) the Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (B) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its Parent or Subsidiaries, then in any such event all outstanding options held by the Optionee under this Article II shall terminate immediately and cease to be outstanding.

             (b) For all purposes under the Plan, unless specifically provided otherwise in the option agreement evidencing the option grant and/or the purchase agreement


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evidencing the purchased shares, the Optionee shall be deemed to remain in
"Service" for so long as such individual renders services on a periodic basis to the Corporation or any Parent or Subsidiary corporation in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent contractor. The Optionee shall be considered to be an "Employee" for so long as such individual remains in the employ of the Corporation or one or more of its Parent or Subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

             (c) The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time the option remains outstanding, to permit one or more options granted under this
Article II to be exercised not only for the number of shares for which each such option is exercisable at the time of the Optionee's Cessation of Service but also for one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such Cessation of Service not occurred.

             (d) The Plan Administrator shall have full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee's Cessation of Service or death from the limited period specified in subparagraph (a) to such greater period of time as the Plan Administrator shall deem appropriate under the circumstances. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

         4. STOCKHOLDER RIGHTS. An Optionee shall have none of the rights of a stockholder with respect to any shares covered by the option until such Optionee shall have exercised the option and paid the option price.

         5.  REPURCHASE RIGHTS.

             (a) The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article II. Should the Optionee cease Service while holding such unvested shares, then the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

             (b) The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee's Cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Article II and thereby accelerate the vesting of such shares in whole or in part at any time. All outstanding repurchase rights under the Plan shall terminate automatically upon the occurrence of any Corporate Transaction under Section
C of this Article

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II, except to the extent the repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction.

B.   INCENTIVE STOCK OPTIONS

         The terms and conditions specified below shall be applicable to all ISOs granted under the Plan. ISOs may only be granted to individuals who are Employees. Options which are specifically designated as NSOs when issued under the Plan shall NOT be subject to such terms and conditions.

         1. OPTION PRICE. The option price per share of the Common Stock subject to an ISO shall in no event be less than one hundred percent (100%) of the fair market value per share of Common Stock on the grant date.

         2. DOLLAR LIMITATION. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or any Parent or Subsidiary corporation) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as ISOs under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any ISO first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then the option may nevertheless be exercised in that calendar year for the excess number of shares as an NSO under the Federal tax laws.

         3. 10% STOCKHOLDER. If any individual to whom an ISO is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its Parent or Subsidiary corporations, then the option price per share shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years from the grant date.

         4. OTHER PLAN PROVISIONS. Except as modified by the preceding provisions of this Section B, all the provisions of the Plan shall be applicable to the ISOs granted hereunder.

C.   CORPORATE TRANSACTION

         1. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option is outstanding, to provide that one or more options at the time outstanding under this Article II shall automatically accelerate in connection with any Corporate Transaction (as hereinafter defined) so that each such option shall, immediately prior to the specified effective date for such Corporate Transaction, become

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fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. For purposes of such acceleration, the term Corporate Transaction shall be limited to any of the following stockholder-approved transactions:

                  (i) a merger or consolidation in which more than fifty percent (50%) of the Corporation's outstanding voting stock is transferred to a person or persons different from those who held the stock immediately prior to such transaction, or

                  (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

In no event, however, shall an outstanding option with such acceleration provision accelerate if and to the extent: (A) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (B) such option is to be replaced with a cash incentive program of the successor corporation which, as determined by the Plan Administrator, preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (C) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (A) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive. The Plan Administrator shall also have full power and authority to grant options under the Plan which are to automatically accelerate in whole or in part immediately prior to the Corporate Transaction or upon the subsequent termination of the Optionee's Service, whether or not those options are otherwise to be assumed or replaced in connection with the consummation of such Corporate Transaction.

         2. Upon the consummation of the Corporate Transaction, all outstanding options under the Plan, whether or not they contain an acceleration provision under subparagraph 1. above, shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

         3. Each outstanding option which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, except that the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

         4. The grant of options under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure

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or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         5. The following provisions shall apply in the event of a merger, consolidation, sale of assets, etc., resulting in a Change of Control (as hereinafter defined):

             (a) In the event of a Change in Control, anything contained herein to the contrary notwithstanding, an option granted shall become fully exercisable if, within six months of such Change in Control, the holder of such Option shall cease to be an employee or for any reason to be a member of the Board. For purposes hereof, a Change in Control of the Corporation shall be deemed to have occurred if:

                   (i) there shall be consummated (x) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of common stock of the Corporation would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of common stock of the Corporation immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation; or

                  (ii) the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation; or

                  (iii) any person (as such term is used in Sections 13(d) and
             14(d)(2) of the Exchange Act, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the Corporation's outstanding common stock; or

                  (iv) during any period of two consecutive years, individuals who at the beginning of such period the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

             (b) Any exercise of an option permitted pursuant to Section 5.C.1 shall be made within 180 days of the relevant Participant's termination as an employee or director of the Corporation.

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D.   CANCELLATION AND NEW GRANT OF OPTIONS

             The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock and having an option price per share as may be determined by the Plan Administrator, but not less than (i) one hundred percent (100%) of the fair market value per share of common Stock on the new grant date in the case of a grant of an ISO, or (ii) one hundred ten percent (110%) of such fair market value in the case of a grant of an ISO to a 10% Stockholder.

E.   STOCK APPRECIATION RIGHTS

         1. One or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article II in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

         2. No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section E may be made in shares of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

         3. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

         4. One or more Optionees may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article II. Upon the occurrence of a Hostile Take-Over (as hereinafter defined) at a time when the Optionee is an officer or director of the Corporation subject to the short-swing profit restrictions of the Federal securities laws, then such Optionee shall have the unconditional right, exercisable during the thirty (30) day period following the consummation of the Hostile Take-Over, to surrender each option with such a limited stock appreciation right outstanding for at least six (6) months to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the officer shall be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price (as hereinafter defined) of the shares of Common Stock which are at the time

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vested under each surrendered option (or surrendered portion) over (ii) the
aggregate exercise price payable for such vested shares.   Such cash
distribution shall be paid within five (5) days following the option surrender date. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. The balance of the option (if any) shall continue in full force and effect in accordance with the instrument evidencing such grant.

         5. For purposes of calculating the cash distribution under Paragraph 4. above, the following terms shall have the meanings ascribed to them below:

             (a) "Hostile Take-Over" means a change in ownership of the Corporation effected through the following transaction:

                  (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

                  (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

             (b) "Take-Over Price" means the GREATER of (a) the fair market value per share of Common Stock on the date of surrender, as determined in accordance with the valuation provisions of subsection A.1.(c) of Article II, and (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over; PROVIDED, HOWEVER, that if the surrendered option is an ISO, the Take-Over Price shall not exceed the price per share determined pursuant to clause (a) above.

         6. The shares of Common Stock subject to any option surrendered for an appreciation distribution in accordance with this Section E shall NOT be available for subsequent option grants or share issuances under the Plan.






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


                                    ARTICLE III

                              STOCK ISSUANCE PROGRAM

A.   TERMS AND CONDITIONS OF STOCK ISSUANCES

         Shares of Common Stock shall be issuable under the Stock Issuance Program through direct and immediate issuances without any intervening stock option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") which complies with each of the terms and conditions of this Article III.

         1.  CONSIDERATION

             (a) Shares of Common Stock drawn from the Corporation's authorized but unissued shares of Common Stock ("Newly Issued Shares") shall be issued under the Plan for one or more of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                  (i)   cash or check drawn to the Corporation's order;

                  (ii) a promissory note payable to the Corporation's order in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Plan Administrator; or

                  (iii) past services rendered to the Corporation or any Parent or Subsidiary Corporation.

             (b) Newly Issued Shares may in the sole discretion of the Plan Administrator be issued for consideration with a value determined by the Plan Administrator in its sole discretion.

             (c) Shares of Common Stock reacquired by the Corporation and held as treasury shares ("Treasury Shares") may be issued under the Plan for such consideration (in whatever form) as the Plan Administrator may deem appropriate. Accordingly, such Treasury Shares may, in lieu of any cash consideration, be issued subject to such vesting requirements tied to the Participant's period of future Service or the Corporation's attainment of specified performance objectives as the Plan Administrator may establish at the time of issuance.

         2.  VESTING PROVISIONS

             (a) Shares of Common Stock issued under the Plan may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service (as such term is defined in subsection A.3.(b) of Article II). The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Plan, namely:

                  (i) the Service period to be completed by the Participant or the performance objectives to be achieved by the Corporation,

                  (ii) the number of installments in which the shares are to vest,

                  (iii) the interval or intervals (if any) which are to lapse between installments, and

                  (iv) the effect which death, disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued.

             (b) The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, reclassification of Common Stock or other similar change in the Corporation's capital structure or by reason of any Corporate Transaction under Section B of this Article III shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

             (c) Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under the Plan, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money promissory note), the Corporation shall repay to the participant the cash consideration paid for the surrendered shares and shall cancel the principal balance of any outstanding purchase-money note of the Participant to the extent attributable to such surrendered shares. The surrendered shares may, at the Plan Administrator's discretion, be retained by the Corporation as Treasury Shares or may be retired to authorized but unissued share status.

             (d) The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such wavier may be effected at any time, whether before or after the Participant's Cessation of Service or the attainment or non-attainment of the applicable performance objectives.

         3.  TRANSFER RESTRICTIONS/SHARE ESCROW

             (a) Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets issued with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant's interest in such shares (or other securities or assets) vests. Alternatively, if the unvested shares are issued directly to the Participant, the restrictive legend on the certificates for such shares shall read substantially as follows:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND
         ARE ACCORDINGLY SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND
         TO CANCELLATION OR REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) DATED ________________, 19__, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

             (b) The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under the Plan. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift, or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled, and neither the Participant nor the proposed transferee shall have any rights with respect to those shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Plan to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Plan and the Issuance Agreement applicable to the gifted shares.

B.   CORPORATE TRANSACTION

         All of the Corporation's outstanding repurchase rights under this
Article III shall automatically terminate upon the occurrence of a Corporate Transaction (as defined in Section C of Article II), except to the extent the Corporation's outstanding repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction.

                                   ARTICLE IV

                                  MISCELLANEOUS

A.   LOANS

         1. The Plan Administrator may assist any Optionee or Participant (including an Optionee or Participant who is an officer or director of the Corporation) in the exercise of one or more options granted to such Optionee under the Article II Option Grant Program or the purchase of one or more shares issued to such Participant under the Article III Stock Issuance Program, including the satisfaction of any federal and state income and employment tax obligations arising therefrom, by

                  (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant, or

                  (ii) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years.

         2. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be established by the Plan Administrator in its sole discretion. Loans or installment payments may be granted with or without security or collateral. In all events the maximum credit available to each Optionee or Participant may not exceed the SUM of (i) the aggregate option price or purchase price payable for the purchased shares (less the par value payable for the purchased shares) plus
(ii) any Federal and state income and employment tax liability incurred by the Optionee or Participant in connection with such exercise or purchase.

         3. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under the financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator in its discretion deems appropriate.

B.   NO EMPLOYMENT OR SERVICE RIGHTS

         Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary corporation of the Corporation) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate the Service of the Optionee or Participant at any time for any reason whatsoever, with or without cause.

C.   AMENDMENT OF THE PLAN



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

         The Board may at any time prior to the Termination Date (as defined herein) modify and amend the Plan in any respect; PROVIDED, HOWEVER, that the approval of the holders of a majority of the votes that may be cast by all of the holders of shares of capital stock of the Company, if any, entitled to vote (voting as a single class) shall be obtained prior to any such amendment becoming effective if such approval is required by law or is necessary to comply with regulations promulgated by the SEC under Section 16(b) of the 1934 Act or with Section 422 of the Code or the regulations promulgated by the Treasury Department thereunder.

D.   EFFECTIVE DATE AND TERM OF PLAN

         1. The Plan shall become effective when adopted by the Board, but no ISO granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan intended as ISOs shall thereupon be deemed to have been issued as NSOs, and no further ISOs shall be granted hereunder. Subject to such limitation in the case of ISOs, the Plan Administrator may grant options under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan.

         2. The Plan shall terminate upon the EARLIER of (i) the tenth anniversary of the date on which the Plan is adopted by the Board or (ii) the date on which all shares available for issuance under the Plan have been issued or cancelled pursuant to the exercise of options or stock appreciation rights granted under Article II or the issuance of shares under Article III (in each case, the "Termination Date"). If the Termination Date is determined under clause (i) above, then no options or stock appreciation rights outstanding on such date under Article II and no shares issued and outstanding on such date under Article III shall be affected by the termination of the Plan, and such securities shall thereafter continue to have force and effect in accordance with the provisions of the stock option agreements evidencing such Article II options and stock appreciation rights and the stock purchase agreements evidencing the issuance of such Article III shares.

E.   WITHHOLDING

         The Corporation's obligation to deliver shares upon the exercise of any options granted under Article II or upon the purchase of any shares issued under Article III shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

F.   REGULATORY APPROVALS

         The implementation of the Plan, the granting of any options under the Option Grant Program, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.



51611.1H




























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